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                                                                     Exhibit 2.4
                             CERTIFICATE OF MERGER

                                      OF

                           MIDWAY-CTS BUFFALO, LTD.

                                     INTO

                     COYNE INTERNATIONAL ENTERPRISES CORP.

            PURSUANT TO SECTION 905 OF THE BUSINESS CORPORATION LAW


     We, the undersigned, being respectively the President and Secretary of Coyne International Enterprises Corp., the surviving corporation, certify that the plan of merger has been adopted by the Board of Directors of the surviving corporation.

     1. The name of the surviving corporation is Coyne International Enterprises Corp. Its Certificate of Incorporation was filed by the Department of State of New York on June 23, 1961.

     2. The name of the subsidiary corporation is Midway-CTS Buffalo, LTD., a corporation organized under the laws of the State of New York. Its Certificate of Incorporation was filed by the Department of State of New York on October 3, 1994.

     3. The designation and number of outstanding shares of the subsidiary corporation to be merged, and the number of each such class owned by the surviving corporation, are as follows:

SUBSIDIARY         DESIGNATION AND NUMBER      NUMBER OF SHARES OWNED
                   OF OUTSTANDING SHARES       BY COYNE INTERNATIONAL
                                               ENTERPRISES CORP.


1. Midway-CTS      Common Stock                1,000 - nonvoting shares
   Buffalo, LTD.   1,000 - nonvoting shares      100 - voting shares
                     100 - voting shares


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     4.   The manner and basis for converting the shares of the subsidiary into shares of the surviving corporation shall be as follows: any and all shares of common stock of Midway-CTS Buffalo, LTD. shall be surrendered to the surviving corporation for cancellation, and no shares of the surviving corporation shall be issued.

     5. The merger shall be effective as of the date of the filing of this Certificate by the Department of State of New York.

     IN WITNESS WHEREOF, we have signed this Certificate on October 27, 1999, and affirm the truth of its contents under penalty of perjury.


                              COYNE INTERNATIONAL ENTERPRISES CORP.
                              d/b/a Coyne Textile Services

                              By:      /s/ Thomas M. Coyne
                                   --------------------------------
                                       Thomas M. Coyne
                                       President


                                       /s/ Alexander Pobedinsky
                                   --------------------------------
                                       Alexander Pobedinsky
                                       Secretary

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